EMPLOYMENT AGREEMENT, dated as of October 14, 1996 between HFS
                  INCORPORATED, a Delaware corporation (the "Company"), and MICHAEL P. MONACO (the "Executive").

         The Board of Directors of the Company (the "Board") desires to induce the Executive to enter the employ of the Company, to provide for the employment of the Executive and to provide the Executive with employment arrangements with the Company which the Board has determined will encourage the attention and dedication to the Company by the Executive as a member of the Company's management, in the best interests of the Company and its shareholders. The Executive is willing to enter the employ of the Company on the terms and conditions herein provided.

         In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, the parties hereto agree as follows:

         1. Term of Employment. The employment of the Executive by the Company pursuant to this Agreement will commence October 14, 1996 (the "Effective Date") and end on December 31, 1998 (the Expiration Date") (such period being hereinafter referred to as the "Term"), unless sooner terminated as hereinafter provided.

         2. Position and Duties. The Executive shall serve as Chief Financial Officer and Vice Chairman of the Company, and shall have such commensurate responsibilities, duties and authority as may from time to time be assigned to the Executive by the Board or the Chief Executive Officer of the Company, and the Executive shall report to the Chief Executive Officer of the Company. The Executive shall devote substantially all his time, energy and skill during reasonable business hours to the service of the Company. Subject to approval by the shareholders of the Company, the Executive shall serve on the Board of Directors of the Company. The Executive's office shall be located at the Company's headquarters, which shall be located in Parsippany, New Jersey, or elsewhere in the New York City metropolitan area. Without his consent, the Executive will not be required to relocate outside of the New York City metropolitan area.

         3. Compensation and Related Matters. (a) Salary. During the period of the Executive's employment, the Company shall pay him an annual base salary at a rate of $500,000.00 per year, such salary to be paid in substantially equal installments no less frequently than semi-monthly. Such annual base salary shall be subject to increase on each anniversary date of this Agreement at the discretion of the Chief Executive Officer of the Company, taking into account the Executive's performance of his duties during the preceding year and other relevant factors, and subject to the approval of the Board. The Executive shall also be eligible to participate in any cash incentive bonus program generally applicable to executives at the level provided for Vice Chairman.

         Notwithstanding the foregoing provisions of this Section, such annual salary shall be increased on each anniversary date of this Agreement (an "Adjustment Date") in an amount calculated as follows: if the "Consumer Price Index" for the calendar month immediately preceding the applicable Adjustment Date shall exceed the Consumer Price Index for the corresponding month during the prior year, then such salary (as previously adjusted) shall be determined by multiplying the amount of such salary (as previously adjusted) by a fraction, the numerator of which shall be the Consumer Price Index for the calendar month immediately preceding the applicable Adjustment Date, and the denominator of which shall be the Consumer Price Index for the applicable month during the prior year. Each adjustment shall be made as promptly as practicable after publication of the Consumer Price Index for the month immediately preceding the applicable Adjustment Date. Immediately after such publication, the Company shall pay to the Executive such additional amount as shall be required to bring the aggregate of the bi-weekly installments of the then current annual base salary paid to the Executive on and after the applicable Adjustment Date up to the total dollar amount required by reason of such adjustment; thereafter, all installments of the adjusted annual salary for the balance of the 12 months shall be made at the newly adjusted rate. In no event shall such annual salary (as previously adjusted) be decreased to reflect a decline in the Consumer Price Index. As used in this Agreement, "Consumer Price Index" shall mean the Consumer Price Index, Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1982-4 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. The applicable number in such Index, for purposes of this Agreement, shall be the number for "All Items" (which number for the month of July 1991 was 134.3). In the event a substantial change is made with respect to the information used to determine the Consumer Price Index, or in the event another publication is used because the Consumer Price Index is not published, appropriate adjustment shall be made in the corresponding numbers for prior periods so that after such adjustment the same result will be produced as would have resulted had there been no such change in the Consumer Price Index or had it continued to be published.

         (b) Change of Control. If any "Change-of-Control Transaction" shall occur during the Term, the Executive shall be entitled to receive, upon the closing of such Change-of-Control Transaction, a lump sum payment equal to the annual base salary to which the Executive would be entitled under Section 3(a) during the greater of (i) one year from the closing of such Change-Of-Control Transaction or (ii) the balance of the Term, irrespective of whether the Executive offers to continue his employment with the Company on the terms and conditions set forth herein or otherwise; provided that such lump sum shall not be paid to the Executive if, following the completion of any such Change-of-Control Transaction, he shall be employed pursuant to any employment agreement in form and substance substantially identical to this Agreement, but having a term of at least the period from the execution thereof to the Expiration Date, directly or indirectly, by the Company or by any entity which shall, after such Change-of-Control Transaction, be in control of the Company or the assets and business of the Company, the transfer of which constituted the Change-of-Control Transaction. "Change-of-Control Transaction" means any transaction or series of transactions pursuant to or as a result of which (i) during any period of not more than twenty-four (24) months, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a third party who has entered into an agreement to effect a transaction described in clause (ii), (iii) or (iv) below) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the members of the Board, (ii) beneficial ownership of 50% or more of the common stock (or other securities having generally the right to vote for election of the Board) of the Company (the "Shares") shall be sold, assigned or otherwise transferred, directly or indirectly, other than pursuant to a public offering, to a third party, whether by sale or issuance of Shares or other securities or otherwise,
(iii) the Company or any Subsidiary shall sell, assign or otherwise transfer, directly or indirectly, assets (including stock or other securities of Subsidiaries) having a fair market or book value or earning power of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any third party, other than the Company or a wholly-owned Subsidiary thereof, or (iv) control of 50% or more of the business of the Company shall be sold, assigned or otherwise transferred directly or indirectly to any third party. This Section 3(b) shall survive any termination of this Agreement or termination of the Executive's employment with the Company, other than (x) a termination for Cause (as defined in Section 4(a)(iii)) or (y) the Executive's voluntary resignation of employment (except any such resignation arising from a breach of this Agreement by the Company) or (z) the Executive's death or disability (as contemplated by Section 4(a)(ii)); provided that any lump sum payment to which the Executive is entitled under this Section 3(b) shall be reduced by the amount of any payment provided by clause I of Section 4(a)(iv) which has been paid to the Executive. For purposes of this paragraph, the term "Subsidiary" shall mean any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (c) Stock Option Grant. Subject to the approval of the Compensation Committee of the Board of Directors of the Company, the Executive shall be granted an option to purchase 600,000 shares of the common stock of the Company priced at market value as of the date of grant, and otherwise having terms as set forth in the Company's Amended and Restated 1993 Stock Option Plan.

         (c) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by him in performing services hereunder, including all expense of travel and living expenses while away from home on business or at the request of and in the service of the Company; provided, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company and approved by the Board. In addition, the Executive will be provided 24-hour access to a car service of the Company's choice for business-related ground transportation, which shall include daily commutation to the Company's offices. The cost of this service will be reimbursed to the Executive through the ordinary travel expense reimbursement process and governed by the Company's policies with respect to such expenses.

         (d) Other Benefits. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite made available by the Company now or in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites. Nothing paid to the Executive under any plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the salary and other compensation payable to the Executive pursuant to this Section 3. Any payments or benefits payable to the Executive hereunder in respect of any year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement or approved by the Chief Executive Officer of the Company, be prorated in accordance with the number of days in such year during which he is so employed. Notwithstanding any provision in any such plan, arrangement or perquisite to the contrary, the Executive's eligibility for participation in such plan, arrangement or perquisite shall commence immediately upon his employment with the Company.

         (e) Indemnification. In addition to any indemnification provided by the By-Laws of the Company or otherwise, the Company shall indemnify and provide reasonable advances for expenses to the Executive, to the fullest extent permitted by the laws of the State of Delaware, if the Executive is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was an officer, director or employee of the Company or any subsidiary or affiliate thereof, in which capacity the Executive is or was serving at the Company's request, against expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding.

         4. Termination. (a) The Executive's employment may be terminated by the Company only under the following circumstances:

                  (i) Death. The Executive's employment shall terminate upon his death.

                  (ii) Disability. If, in the written opinion of a qualified physician selected by the Company and reasonably approved by the Executive, the Executive shall become unable to perform his duties hereunder due to physical or mental illness, and has failed, because of such illness, to render, for 90 days out of any 180 day period, services of the character contemplated by this Agreement, the Company may terminate the Executive's employment.

                  (iii) Cause. The Company may terminate the Executive's employment for Cause. As used in this Agreement, "Cause" shall mean (I) the willful and continued failure by the Executive substantially to perform his duties hereunder or to perform such other reasonable duties assigned to him by the Chief Executive Officer (other than any such failure resulting from the Executive's incapacity due to physical or mental illness); (II) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company as finally determined through arbitration or final judgment of a court of competent jurisdiction (which arbitration or judgment, due to the passage of time or otherwise, is not subject to further appeal); or (III) conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal). The Executive's employment shall not be deemed to have been terminated for Cause unless the Company shall have given or delivered to the Executive (A) reasonable notice setting forth the reasons for the Company's intention to terminate the Executive's employment for Cause, (B) an opportunity for the Executive to cure any such breach during the thirty (30) day period after the Executive's receipt of such notice, (C) a reasonable opportunity, at any time during the thirty (30) day period after the Executive's receipt of such notice, for the Executive, together with his counsel, to be heard before the Board, and (D) a Notice of Termination (as defined below) stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, the Executive was guilty of the conduct set forth in clauses (I), (II) or (III) of the preceding sentence. For purposes of this Agreement, a "Notice of Termination" means a written notice which (X) indicates the specific termination provision of this Agreement relied upon, (Y) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and (Z) specifies the termination date (which date shall not be less than 15 days after the giving of such notice). On the termination date specified in a Notice of Termination duly delivered pursuant to this paragraph, the Executive's compensation and other benefits set forth in this Agreement (other than under Section 3(e) and other than any compensation or benefit that shall have accrued but not been paid as of such date) shall terminate.

                  (iv) Other. If the Executive's employment is terminated by the Company for any reason other than as set forth in paragraphs (i), (ii) or (iii) of this Section 4(a), or if the Executive terminates this Agreement for Good Reason (as defined in paragraph (v) below), then the Company shall (I) pay to the Executive, in a lump sum on the date of such termination, an amount equal to 100% of the annual base salary in effect for the Executive under Section 3(a) immediately prior to the date of such termination, and (II) continue to make available to the Executive the other benefits set forth in this Agreement (but only to the extent that the Executive is not receiving substantially the same benefits from another employer) until the earlier of (A) the first anniversary of the date of such termination or (B) the Expiration Date, unless the Executive shall theretofore deliver a written notice to the Company to the effect that he elects not to accept such other benefits. In addition, if (x) this Agreement expires without extension or renewal or (y) the Executive's employment is terminated by the Company without cause or for any reason other than a reason set forth in paragraph
         (iii) of this Section 4(a) or in connection with a Change-of-Control Transaction as contemplated by Section 3(b) hereof or (z) the Executive terminates his employment for Good Reason as set forth below, then the Company shall pay to the Executive, at the time bonuses are distributed to participants in the bonus plan in which the Executive would have participated had the Executive's employment not so terminated, an amount equal to the bonus percentage for which the

         Executive would have been eligible had the Executive's employment not so terminated multiplied by the Executive's base salary earned in the preceding calendar through the Executive's date of termination, not including any other payments made pursuant to this Section 4(a)(iv). The Executive acknowledges that there is no guarantee that any amount may be payable under any such bonus plan.

                  (v) Good Reason. For purposes of this Agreement, the Executive has terminated this Agreement for "Good Reason" if any of the following have occurred:

                           (A) The Executive no longer reports to the Chief Executive Officer of the Company;

                           (b) The Executive's job title or position of responsibility or the nature of the Executive's duties or the scope of his responsibilities is materially reduced without the Executive's written consent, and that reduction is not corrected by the Company within thirty (30) days after written notice from the Executive; or

                           (C) The  material  breach by the Company of any other
                  provision of this Agreement, if the Company fails to remedy such breach within thirty (30) days after written notice from the Executive.

         (b) If the Executive voluntarily resigns his employment under this Agreement (other than due to a breach of this Agreement by the Company), the Executive's compensation and other benefits (other than any compensation or benefit that shall have accrued but not been paid as of the date of such resignation) set forth in this Agreement shall thereupon terminate.

         (c) If any of the payments received or to be received by the Executive in connection with a Change-of-Control Transaction or the Executive's termination of employment as provided in this Agreement (such payments or benefits, excluding the Gross-up Payment, being hereinafter referred to as the "Total Payments") will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-up Payment, shall be equal to the Total Payments.

         For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of
Section 280G(b) (2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not  constitute  parachute  payments,  including  by reason of  Section
280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the base amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and
(iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination (or if there is no date of termination, then the date on which the Gross-Up Payment is calculated for purposes of this
Section 4(c)), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

         5. Other Covenants by the Executive. (a) During the Term, neither the Executive nor any "Controlled Affiliate" will, without the prior written consent of the Board, solicit for employment, employ in any capacity or advise or recommend to any other person that it employ or solicit for employment any person who is on the date hereof or who hereafter becomes, prior to the termination of the Executive's employment with the Company, an officer or executive or professional employee of the Company or any of its subsidiaries or affiliates and who was employed by the Company within 12 months before the time of such solicitation, employment, advice or recommendation (any such officer, executive or professional employee being a "Company Professional"). During the Term, the Executive shall not initiate or facilitate the employment of any Company Professional by any other person, it being understood that this means that the Executive shall have no contact regarding such employment with any Company Professional so employed prior to such employment and that the Executive shall not suggest or otherwise indicate to any other person that such person should approach or otherwise contact such Company Professional. As used in this Agreement, "Controlled Affiliate" means any company, partnership, firm or other entity as to which the Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         (b) The Executive acknowledges that, through his status as Chief Financial Officer and Vice Chairman of the Company, he has, and will have, possession of important, confidential information and knowledge as to the Company's business, including, but not limited to, knowledge of marketing and operating strategies, franchise agreements, financial results and projections, future plans, the provisions of important contracts entered into by the Company and possible acquisitions. The Executive agrees that such knowledge and information constitute a vital part of the business of the Company and are by their nature trade secrets and confidential information (collectively, "Confidential Information"). The Executive agrees that he shall not, so long as the Company remains in existence, divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation any knowledge and information with respect to Confidential Information directly or indirectly useful in any aspect of the business of the Company. As used in the preceding sentences, "Confidential Information" shall not include any knowledge or information which (i) is or becomes available to others, other than as a result of breach by the Executive of this Section 5(b), (ii) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive through his status as an officer of the Company or (iii) becomes available to the Executive on a nonconfidential basis from a third party (other than the Company or its representatives) who is not bound by any confidentiality obligation to the Company.

         (c) During the Term, neither the Executive nor any of his Controlled Affiliates will render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in the franchising of hotels or motels or similar activities competitive with any activities in which the Company or its subsidiaries or affiliates are engaged at the time of such termination (such businesses being herein called the "Company Business"). During the Term, the Executive shall not, without the prior written consent of the Company, hold an equity interest in any firm, partnership or corporation which competes with the Company Business, except that beneficial ownership by the Executive (together with any one or more members of his immediate family and together with any entity under his direct or indirect control) of less than 1% of the outstanding shares of capital stock of any corporation which may be engaged in any of the same lines of business as the Company Business which stock is listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of the covenants in this Section 5(c).

         (d) The Executive  agrees that the provisions of Sections 5(a), (b) and
(c) may not be adequately enforced by an action for damages and that, in the event of a breach thereof by the Executive, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation.

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         6.  Successors;  Binding  Agreement.  (a) The Company  will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees.

         7. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

                                Michael P. Monaco
                                            350 East 79th Street, Apt. 33A
                                            New York, New York 10021

     If to the Company:

                                HFS Incorporated
                                  6 Sylvan Way
                                            Parsippany, New Jersey   07054-0299
                                            Attention:  Chief Executive Officer

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8. Miscellaneous. No provision of this Agreement may be amended, supplemented, modified, cancelled or discharged unless such amendment, supplement, modification, cancellation or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Company (other than the Executive); and no provisions hereof may be waived except in writing so signed by or on behalf of the party granting such waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 5 and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond. The expense of such arbitration shall be borne by the Company.

         11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                HFS INCORPORATED



                                            BY:
                                                     Chairman of the Board and
                                                     Chief Executive Officer

AGREED:

MICHAEL P. MONACO

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